Exhibit 10.1

AGREEMENT

AND PLAN

OF ACQUISITION AND MERGER

By and Among

SERINO 1, CORP.,

FRESH HARVEST PRODUCTS, INC.,

Certain Shareholders of

FRESH HARVEST PRODUCTS, INC.

Selling Shareholder of Serino 1, Corp.

IL LUMINATE, INC.

This Agreement and Plan of Acquisition (the “Agreement”), is entered into this 16th day of December, 2005, by, between and among Serino 1 Corp., a publicly held New Jersey corporation (hereinafter, “Purchaser”); Fresh Harvest Products, Inc., a privately held New York corporation (hereinafter, “Company” or “FHP”); Michael Jordan Friedman, and Marcia Roberts each of whom is a shareholder of Company (together, the “Shareholders” and individually, a “Shareholder”); and Il Luminate, Inc. the sole shareholder of the Purchaser, (hereinafter, “Selling Shareholder”).

Background

Purchaser and Company and Shareholders wish for Purchaser to acquire all of the assets and business of Company, subject to all of the liabilities of Company, in a transaction that will leave the current shareholders of Company in control of Purchaser and will be treated as a tax-free reorganization under section 368(a) (1) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, acknowledging the receipt of adequate consideration and intending to be legally bound, the parties hereby agree as follows:

1.

Transfers of Shares.

1.1

Transfers by Shareholders. The Shareholders shall transfer to Purchaser the number of shares of Company’s voting common stock set forth on Schedule A attached hereto and incorporated herein, which shares, represent all of Company’s outstanding securities (together, the “FHP Shares”).

1.2

Transfers by Purchaser to Shareholders. In consideration for the transfer of the FHP Shares described in section 1.1, Purchaser shall issue to each Shareholder one (1) share of the voting common stock of Purchaser for each FHP Share transferred to Purchaser by each such Shareholder pursuant to section 1.1 (together, the “Serino Shares”).

2.

Payment of Consideration.

In consideration of Il Luminate, Inc., the selling shareholder of Purchaser allowing the Purchaser to merge with the Company, the following consideration shall be paid by the Company to the Selling Shareholder:

2.1

The Company shall execute a note payable over a two (2) year period in the amount of $400,000.00 at an interest rate of three percent (3%).  All interest shall accrue and become part of the principal balance at quarterly intervals. (hereinafter the “Note”)

2.2

While the above Note is outstanding, Selling Shareholder and or its successors or assigns shall retain a 30 percent equity position, subject to anti-dilution provisions, as described in section 10.4.4 in the newly merged corporation which will be known as Fresh Harvest.

2.3

Upon repayment of the note to the Selling Stockholder, the 30 percent equity interest held by the Selling Shareholder in Fresh Harvest shall be immediately reduced to a 20 percent interest. As the Note is paid down the percentage of the equity position of the Selling Shareholder shall decrease on a pro rata basis. For each $100,000 reduction in the outstanding balance the equity position shall be reduced by 2.5%. Until such position reaches 20% subject to anti-dilution provision. At the option of the Board of Directors, the returned share percentage may be disposed of at the discretion of the Board.

2.4

In addition to the above it is hereby agreed that should the Note not be paid within the two year period and there is no prospect of it being repaid within the next 60 days, then, Fresh Harvest hereby agrees to issue to the Selling Shareholder, and or its successors or assigns, sufficient stock to enable Selling Shareholder to have majority control of the corporation, in effect returning the company to the original Selling Shareholder.

3.

Merger. On the same day as the exchange of FHP Shares for Serino Shares described in section 1, Purchaser and Company shall merge pursuant to N.J.S.A. 14A:10-5.1 and New York  Business Corporation Law.

3.1

Surviving Entity; Effective Time.

3.1.1

At the Closing, subject to the terms and conditions of this Agreement, FHP shall be merged with and into Serino in accordance with the relevant sections of the New York Business Corporation Law (the “NYBCL”) and the New Jersey Business Corporation Act (“BCA”), whereupon the separate existence FHP shall cease, and Serino shall be the surviving corporation (“Surviving Corporation”) and shall take the name “Fresh Harvest Products, Inc.” (the “Effective Time”).  It is intended by the parties hereto that the Merger shall constitute reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the parties thereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368(a) of the United States Treasury Regulations.

3.1.2

Simultaneously with the Closing, a Certificate of Merger (the “Merger Certificate”) shall be filed with the Secretary of State of the State of New York and with the Treasurer of the State of New Jersey.  From and after the Effective Time, Serino shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of both Serino and FHP, as provided under the BCA and the NYBCL.

3.2

Certificate of Incorporation and Bylaws.  The Certificate of Incorporation and Bylaws of Serino as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with applicable law.

3.3

Directors and Officers.  From and after the Effective Time, until their successors are duly elected or appointed and qualified, the directors and officers of the Surviving Corporation shall be the directors and officers of FHP in office immediately prior to the Effective Time.

3.4

Conversion of Shares.  As of the Effective Time, by virtue of the Merger, automatically and without any action on the part of any holder thereof:

3.4.1

Each fully paid and nonassessable share of FHP’s common stock, $0.0001 par value (“FHP Common Stock”) outstanding immediately prior to the Effective Time, shall be converted into the same number of shares of Serino Common Stock, par value $.001 (“Serino Common Stock”).  Each FHP shareholder shall be entitled to receive the equivalent number of shares of Serino Common Stock, the FHP shareholders shall be entitled to receive an aggregate of approximately 355,978 shares of Serino Common Stock, (the “Serino” Shares”).

3.4.2

Shares of Serino Common Stock outstanding before the Effective Time shall continue to be outstanding after the Effective Time, unaffected by the Merger.

3.5

Fractional Shares.  Fractional shares of Serino shall not be issued in connection with the Serino Shares, but any fractional shares shall be rounded to the nearest whole share.  No cash shall be issued in lieu of any fractional shares.

3.6

Stock Certificates.

3.6.1

Upon surrender to Serino of the certificates representing the FHP Common Stock, FHP Warrants or FHP Options (collectively, the “FHP Certificates”), the holder of such FHP Certificates shall each be entitled to receive in exchange therefore one or more certificates representing the number of shares of Serino Common Stock to which such holder is entitled pursuant to the provisions of Section 3.4.1 hereof.

3.6.2

Each FHP Certificate converted into Serino Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired and cease to exist.  Until surrendered as contemplated by this Section 3.6.2, each holder of FHP Common Stock shall thereafter cease to possess any rights with respect to such shares, except the right to receive upon such surrender the number of shares of Serino Common Stock as provided by Section 3.4.1 hereof.

3.6.3

All shares of Serino Common Stock delivered to the FHP shareholders in respect of the FHP Common Stock, in accordance with the terms of this Agreement shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of FHP Common Stock.  If, after the Effective Time FHP Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this Section 3.4.1..

3.7

Closing.  Subject to the satisfaction of the conditions precedent specified in Section 5 and 6 of the Agreement, the closing of the Merger shall take place at 10:00 a.m. (Eastern Time) at the office of Verdiramo & Verdiramo, P.A., located at 3163 Kennedy Boulevard, Jersey City, New Jersey 07306 on or before December 16, 2005, or at such other time and date as the parties may mutually agreed (the “Closing”).

3.8

Press Releases.  At Closing, the Surviving Corporation shall issue such press release or announcement of the transactions contemplated by this Agreement as may be required by the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the applicable requirements of Rules 135a and 135c under the Securities Act of 1933, as amended (the “Securities Act”), and such release or announcement will be reasonably satisfactory in form and substance to FHP and its counsel.  Serino shall not issue any other press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to Closing, without the prior written consent of FHP which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, if required by law, Serino may issue such a press release or otherwise make public such information as long as Serino notifies FHP of such requirement and discusses with FHP in good faith the contents of such disclosure.

3.9

SEC Filings.  As required by applicable SEC regulations, after the closing, the Surviving Corporation shall prepare and file any and all filings with the SEC to provide full and complete disclosure to the SEC, Serino’s shareholders and the general public.  The management of the Surviving Corporation shall insure that any and all of the former FHP shareholders who received common stock, and/or warrants file any and all filings required to disclosure their ownership of such shares as it is deemed necessary in order for all persons and entities to maintain their compliance with such regulations as promulgated under the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.

Changes to Capitalization of the Surviving Corporation.  The Parties hereto agree that for a period of not less than one year from the Effective Date of this transaction, any changes to the capital stock, including any reverse or forward split of such common or preferred stock of the Surviving Corporation (the “Capitalization”) shall require unanimous approval of the Board of Directors, of which Richard Verdiramo shall be a member as per the provisions of section 7.5.

5.

Representations and Warranties of the Company.  Company represents and warrants as follows:

5.1

Ownership of Stock.

5.1.1

The Shareholders listed in Schedule “A” attached hereto are the record owners and holders of the number of fully paid and non-assessable shares of the common stock of the Company listed in Schedule "A" attached hereto as of the date hereof and will continue to own such shares of the common stock of the Company until the delivery thereof to the Purchaser on the closing date and all such shares of common stock are or will be on the closing date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability.  To Company’s Knowledge, the shareholders will have full power and authority to assign and transfer their shares of the Company in accordance with the terms hereof.  “Knowledge” as used in this Agreement shall mean the actual knowledge of a party without inquiry or investigation and with respect to an entity shall mean the actual knowledge of such entity’s executive officers without inquiry or investigation, unless otherwise indicated herein.

5.1.2

Except for this Agreement and except as described on Schedule A attached hereto, there are no outstanding options, warrants, contracts, calls, commitments, convertible securities of any kind, agreements or demands of any character relating to the stock of the Company whereby Company or any successor would be obligated to issue any securities.

5.2

Organization and Authority.

5.2.1

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with full power and authority to enter into and perform the transactions contemplated by this Agreement.

5.2.2

The minute book of the Company made available to Purchaser contains the Certificate of Incorporation of the Company as amended to date, current By-laws, and complete and accurate records of all meetings and other corporate actions of the shareholders and the board of directors (and any committee thereof) of the Company.

5.3

Books and Records.  The books and records of the Company, all of which have been made available to Purchaser prior to the execution of this Agreement, contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the board of directors and committees of the board of directors of the Company.  The stock transfer ledgers and other similar records of the Company as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company.  The Company does not have any of its books and records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

5.4

Financials.  The audited financial statements of the Company for the period ended October 31, 2004 and reviewed financial statements for the periods ended January 31, 2005 and April 30, 2005, copies of which have been furnished to the Purchaser (the “FHP Financials”), are true and correct in all material respects.  All such audited financial statements (i) were prepared in accordance with GAAP by a Public Company Accounting Oversight Board (“PCAOB”) approved auditor, (ii) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the books and records of the Company regularly maintained by management and used to prepare the financial statements of the Company in accordance with the principles stated therein.

5.5

Liabilities.  There are no material liabilities of the Company, whether accrued, absolute, contingent or otherwise, which should be but which are not disclosed by or reflected in the FHP Financials.

5.6

Litigation.  There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving the Company or its assets, properties, or business, nor does the Company know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, except as disclosed in the disclosure schedule. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of the Company or as to which any shareholder is a party adverse to the Company or has a material interest adverse to the Company.

5.7

Taxes.  All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Company, except as specifically provided for in the FHP Financials  or have been incurred in the normal course of business of the Company since June 30, 2005 and consistent with past practices.  All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

5.8

Capital Stock.  The authorized capital stock of the Company consists solely of 30,000,000 shares of common stock, with a par value of $0.0001, of which only the Shares listed in Schedule A have been issued.  The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable.  To Company’s Knowledge, the Shareholders own the FHP Shares, beneficially and of record, free and clear of all liens.

5.9

Subsidiaries.  The Company does not have, nor has it ever had, any subsidiaries.

5.10

Intellectual Property Rights.  The Company, owns outright, has interests in or uses only the intellectual property disclosed in the Intellectual Property Section of the Disclosure Schedule (Schedule B) (the “Intellectual Property”), each of which the Company either has all right, title and interest in or a valid and binding right under Contract (as defined below) to use.  To Company’s Knowledge, no other material intellectual property is used or necessary in the conduct of the business of the Company, except for intellectual property that is generally commercially available on commercially reasonable terms.  To Company’s Knowledge, the Company has the exclusive right to use the Intellectual Property, (ii) there are no registrations with or applications to Governmental or Regulatory Authorities in respect of such Intellectual Property, and (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company in respect of such Intellectual Property. The Company (i) shall deliver to Purchaser at closing documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any person, (ii)  has

taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, (iii)   is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (iv) to its Knowledge, no such Intellectual Property is being infringed by any other Person.  Company has received no notice that the Company is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of the Shareholders, has been made to such effect that has not been resolved and, to the Knowledge of the Shareholders, neither the Company nor any Seller is infringing any Intellectual Property of any other Person.

5.11

Contracts.

5.11.1

The Contracts Section of the Schedule B/Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each material contract or other arrangement (the “Contracts”) (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company is a party.

5.11.2

Each Contract disclosed in Schedule B is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and neither the Company, or any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

5.11.3

The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not (1) result in or give to any person or entity (“Person”) any right of termination, cancellation, acceleration or modification in or with respect to, (2) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (3) result in the creation or imposition of any lien  upon the Company or any of its assets under any Contract, and the Company is not a party to or bound by any Contract that has been or could reasonably be expected to have, individually or in the aggregate with any other Contracts, a materially adverse effect on the Company.  To the Knowledge of the Company, no party to any Contract, agreement or instrument intends to cancel, withdraw, modify or amend such Contract, agreement or arrangement.

5.12

Licenses.  The Licenses Section of the Disclosure Schedule (Schedule B) contains a true and complete list of all Licenses held by the Company and prior to the execution of this Agreement, the Company has delivered to Purchaser true and complete copies of all applicable material licenses (the “Licenses”).  The Company owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations; each such License is valid, binding and in full force and effect; and the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.  None of the licenses to which the Company is a party will terminate or lapse by reason of the transactions contemplated by this Agreement.

5.13

Insurance.  The Insurance Section of the Disclosure Schedule (Schedule B) contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or  affect or relate to the ownership, use or operation of any of the assets and properties (including, real, personal and leasehold) of the Company and that (i) have been issued to the Company or (ii) have been issued to any Person (other than the Company) for the benefit of the Company.  The insurance coverage provided by any of the policies described in the Disclosure Statement will not terminate or lapse by reason of the transactions contemplated by this Agreement.  Each policy listed in Schedule B is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any subsidiary nor the person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder.  The insurance policies listed in Schedule B are placed with financially sound and reputable insurers and, in light of the respective Business, operations and assets and properties of the Company, are in amounts and have levels of coverage that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties.  Neither the Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

5.14

Environmental Matters.  The Company has obtained all Licenses and permits which are required under applicable Environmental Laws (federal, state and local) in connection with the current conduct of the business or operations of the Company.  Each of such Licenses and permits is in full force and effect and the Company is in compliance in all material respects with the terms and conditions of all such Licenses and permits and with any applicable Environmental Law.

5.14.1

No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of the Company, threatened, by any Governmental or Regulatory Authority with respect to any alleged failure by the Company to have any License or permit required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material (as defined in any Environmental Law) generated by the Company, and to the Knowledge of the Company,  there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

5.14.2

The Company does not own, operate or lease a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released (as defined in any Environmental Law) in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any site or facility now or previously owned, operated or leased by the Company or any Subsidiary.

5.14.3

The Company has not transported or arranged for the transportation of any Hazardous Material to any location that is (i) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against the Company.

5.14.4

No Hazardous Material generated by the Company has been recycled, treated, stored, disposed of or Released by the Company at any location.

5.14.5

No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of the Company, is in process that could subject any such site or facility to such Liens, and the Company would not be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

5.14.6

There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Company in relation to any site or facility now or previously owned, operated or leased by the Company which have not been delivered to Purchaser prior to the execution of this Agreement.

5.15

Bank and Brokerage Accounts; Investment Assets.  The Accounts and Investment Assets Section Disclosure Schedule (Schedule B) sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefore, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

5.16

No Powers of Attorney.  The Company does not have any powers of attorney or   comparable delegations of authority outstanding.

5.17

Accuracy of All Statements Made by Company.  No representation or warranty by the Company in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Company or Shareholders pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement or material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

5.18

Events Subsequent to Financial Statements Date.  Since the date of the FHP Financials, no material adverse change has occurred.  Without limiting the generality of the foregoing, since such date the Company has not (a) sold, leased, transferred or assigned any of its assets other than in the ordinary course of business; (b) entered into any agreement, contract, lease or license involving more than $5,000; (c) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the balance sheets included in the FHP Financials; (d) imposed any security interest upon any of its assets, tangible or intangible; (e) made any capital expenditure involving more than $5,000; (f) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity involving more than $5,000; (g) borrowed any amount or incurred or become subject to any liability, except current liabilities incurred in the ordinary course of business; (h) canceled, compromised, waived or released any right or claim involving more than $5,000; (i) granted any license or sublicense of any rights under or with respect to any Intellectual Property owned or licensed by the Company; (j) made or authorized any change in its Certificate of Incorporation or Bylaws; (k) issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock; (l) declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock; (m) experienced any damage, destruction or loss (whether or not covered by insurance) to its property; (n) made any loan to, or entered into any other transaction with, any of its directors, officers and employees; (o) (i) granted any severance or termination pay to any of its directors, officers or employees, (ii) entered into any employment, deferred compensation, collective bargaining or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers or employees, (iii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increased the compensation, bonus or other benefits payable to any of its directors, officers or employees; (p) accelerated, terminated, modified or canceled any agreement, contract, lease or license, or had any third party do so, involving more than $5,000; (q) made any material change in the manner of its business or operations; (r) made any material change in any method of accounting or accounting practice; (s) entered into any transaction (other than this one) except in the ordinary course of business or as otherwise contemplated hereby; or (t) entered into any commitment (contingent or otherwise) to do any of the foregoing.  Since the date of the FHP Financials there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company.

5.19

Employee Plans and Employees.

5.19.1

Except as disclosed on the Disclosure Schedule, the Company does not have and is not obligated to contribute to, and has not sponsored, maintained, participated in, or contributed to, (i) any “employee benefit plan,” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act (“ERISA”) whether or not subject to ERISA; (ii) any personnel policy; and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an “Employee Plan”).  True and complete copies of each of the Employee Plans have been delivered to the Purchaser.

5.19.2

There are no, nor have there ever been, any ERISA Affiliates (as defined in ERISA).  The Company has not ever contributed to (or had an obligation to contribute to), sponsored, participated in or had any liability with respect to a Multiemployer Plan or any other plan subject to Title IV of ERISA.  The Company has performed all obligations required to be performed under, and is in compliance in all material respects with, the terms of each Employee Plan and the requirements applicable to each Employee Plan prescribed by ERISA, the Code and other applicable law.  No lawsuit, claim, audit or other action has been asserted, instituted, threatened or anticipated with respect to any Employee Plan.  The consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will not give rise to any liability, including, liability for severance pay, unemployment compensation or termination pay or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, officer or director of the Company (whether current, former, or retired) or their beneficiaries.

5.19.3

Except as may be required under Section 4980(B) of the Internal Revenue Code or any similar state law requiring continuation coverage with respect to health plans, the Company does not maintain or contribute to and is not obligated under, any plan, contract, policy or arrangement providing health, death or other welfare benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services.  Each Employee Plan by its terms may be unilaterally terminated and/or amended by the Company at any time.

5.19.4

The Disclosure Schedule sets forth a list of the names and positions of all officers and directors of the Company, and of each employee or consultant of the Company, and the salary, benefits and other compensation paid or provided to each such person.  No such person has furnished any notice of his intention to, and to the Company’s Knowledge no such Person intends to, terminate his relationship with the Company.

5.20

No Illegal or Improper Transactions.  Neither the Company nor any of its officers or directors, employees, agents or affiliates, has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any such case in any manner which is in violation of any applicable ordinance, regulation or law; and there have been no false or fictitious entries made in the books or records of the Company.

5.21

Brokerage Fees.  The Company has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by the Company.

6.

Representations and Warranties of Purchaser.  Purchaser represents and warrants as follows:

6.1

Ownership of Stock.

6.1.1

There are 100,000 Serino Shares issued and outstanding as of the date hereof and as of the closing date.

6.1.2

Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the stock of the Purchaser or the stock of the Purchaser to be received by the Shareholders.

6.2

Organization and Authority.

6.2.1

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with full power and authority to enter into and perform the transactions contemplated by this Agreement.

6.2.2

The outstanding shares of the Purchaser, and the Serino Shares to be issued to the Shareholders in connection with the transactions contemplated by this Agreement, are legally and validly issued, fully paid and non-assessable.  The Serino Shares to be delivered to Shareholders pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by Purchaser and will be fully paid and non-assessable.

6.2.3

The minute book of the Purchaser made available to the Company contains the Certificate of Incorporation of the Company as amended, By-laws, and complete and accurate records of all meetings and other corporate actions of the shareholders and the board of directors (and any committee thereof) of the Purchaser.

6.3

Books and Records.  The books and records of the Purchaser, all of which have been made available to Company prior to the execution of this Agreement, contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the board of directors and committees of the board of directors of the Purchaser.  The stock transfer ledgers and other similar records of the Purchaser as made available to Company prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Purchaser.  Except for stock transfer records maintained by Jersey Transfer and Trust Co., the Purchaser does not have any of its books and records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Purchaser.

6.4

Performance of This Agreement.  The execution and performance of this Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of Purchaser.  This Agreement is enforceable against Purchaser, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any proceeding is brought.

6.5

Purchaser SEC Documents.  The Purchaser has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the Securities and Exchange Commission (the “SEC”) required to be filed by the Purchaser since January 1, 2002 (the “Purchaser SEC Documents”).  As of their respective dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Documents, and none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any Purchaser SEC Document has been revised or superseded by a later-filed Purchaser SEC Document, none of the Purchaser SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements (including the related notes) of the Purchaser included in the Purchaser SEC Documents complied at the time they were filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q and Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and each fairly presented in all material respects the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as disclosed in the Purchaser SEC Documents filed by the Purchaser and publicly available prior to the date of this Agreement (the “Filed Purchaser SEC Documents”), neither the Purchaser nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate have had or would reasonably be expected to have a material adverse effect on Purchaser.  None of the subsidiaries of the Purchaser are, or have at any time since January 1, 2002, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

6.6

Financials.  True copies of the audited financial statements of the Purchaser for the year ended April 30, 2005 (the “Purchaser Financial Statements”), have been delivered by the Purchaser to the Company.  The Purchaser Financial Statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Purchaser as of their respective dates, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

6.7

Liabilities.  There are no material liabilities of the Purchaser, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Purchaser, its agents or servants which are not disclosed by or reflected in Purchaser’s Financial Statements.  As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except those which will not have a material adverse effect on the Purchaser and were incurred in the normal course of business of the Purchaser, except as disclosed in the disclosure schedule.

6.8

Litigation.  There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving the Purchaser or its subsidiaries, if any, or their assets, properties, or business, nor does the Purchaser or its subsidiaries have knowledge of, or have reasonable grounds to have knowledge  of, any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, except as disclosed in the disclosure schedule.

6.9

Taxes.  All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Purchaser, and there are not unpaid taxes which are, or could become a lien on the properties and assets of the Purchaser.  All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

6.10

Contracts.

6.10.1

The Contracts Section of the Schedule C/Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each material Contract or other arrangement (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Purchaser is a party.

6.10.2

Each Contract disclosed in Schedule C is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any proceeding is brought; and neither the Purchaser, or, to Purchaser’s knowledge, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

6.10.3

The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not, to Purchaser’s Knowledge, (1) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (2) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (3) result in the creation or imposition of any Lien upon the Purchaser or any of its assets under any Contract, and the Purchaser is not a party to or bound by any Contract that has been or could reasonably be expected to have, individually or in the aggregate with any other Contracts, a materially adverse effect on the Business or Condition of the Company.  To Purchaser’s Knowledge, no party to any Contract, agreement or instrument intends to cancel, withdraw, modify or amend such Contract, agreement or arrangement.

6.11

Insurance.  The Insurance Section of the Disclosure Schedule (Schedule C) contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Purchaser or  affect or relate to the ownership, use or operation of any of the assets and properties of the Purchaser and that (i) have been issued to the Purchaser or (ii) have been issued to any Person (other than the Purchaser) for the benefit of the Purchaser.  The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement.  Each policy listed in Schedule C is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Purchaser, any Subsidiary nor, to Purchaser’s Knowledge, the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder.  The insurance policies listed in Schedule C are placed with financially sound and reputable insurers and, in light of the respective Business, operations and assets and properties of the Purchaser, are in amounts and have levels of coverage that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties.  Neither the Purchaser nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

6.12

Subsidiaries.  The Purchaser does not have, and has never had, any subsidiaries or equity investments in any corporation, partnership, or other person.

6.13

 Rights Agreement.  The Purchaser has not entered into a Rights Agreement (more commonly known as a “Poison Pill Agreement”), or any other agreement with the same or similar effects.

6.14

Accuracy of All Statements Made by Purchaser.  No representation or warranty by the Purchaser in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished by the Purchaser pursuant to this Agreement, nor any document or certificate delivered to the Company or the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

6.15

Tax Free Reorganization.  The parties intend for the transactions contemplated by this Agreement to qualify as a tax-free reorganization under the Code (a “Tax-Free Reorganization”).  To Purchaser’s Knowledge, there is no reason that the transactions contemplated by this Agreement will not qualify as a Tax-Free Reorganization.

7.

Conditions Precedent to Purchaser's Obligations.  Each and every obligation of Purchaser to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

7.1

Truth of Representations and Warranties.  The representations and warranties made by the Company in this Agreement or given on its behalf hereunder shall be true and correct in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date, except for those representations and warranties that are not qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects.

7.2

No Material Adverse Change.  As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of the Company to conduct its business or the earning power thereof on the same basis as in the past.

7.3

Accuracy of Audited Financial Statements.  Purchaser and its representatives shall be satisfied as to the accuracy of the FHP Financials.

7.4

Company’s Shareholder’s Approval Received.  Purchaser and its representatives shall have received and satisfactorily reviewed evidence of the Company’s shareholders voting on and approving the merger transaction contemplated by this agreement a well as the anti-dilution provisions described in Section 9.4.4 below.

7.5

Proxies Obtained.  Purchaser and its representatives shall have received and satisfactorily reviewed irrevocable proxies from a majority of the Company’s Shareholders naming Michael Jordan Friedman as proxy and authorizing such proxy to vote for and approve the appointment of Richard Verdiramo as a member of the Board of Directors of the Surviving Corporation for a period of not less than one year from the Effective Date or until the Note is repaid whichever period is greater.

7.6

Approvals Received for Anti-Dilution Rights.  Purchaser and its representatives shall have received and satisfactorily reviewed evidence of the Company’s management and shareholders voting on and approving the anti-dilution rights enjoyed by certain shareholders of the common stock of the Purchaser. Specifically, the shares that have been issued to Il Luminate, Inc. and/or their respective assigns, (the “Il Luminate shares”).

7.7

Letter of Notification of Anti-Dilution Provisions Received.  Purchaser and its representatives shall have received and satisfactorily reviewed evidence of the Company’s board of directors and management acknowledging and accepting the notice they received from the Purchaser explaining the anti-dilution rights enjoyed by the shareholders of Il Luminate shares.   A form of this Letter of Notification is hereby attached as Exhibit B.

7.8

Investment Representation Letters Reviewed.  Purchaser and its representatives shall have received and satisfactorily reviewed evidence that all of the Company’s Shareholders have received and executed the Investment Representation Letter, a form of which is attached hereto as Exhibit A voting on and approving the transaction contemplated by this agreement.

7.9

Merger Certificate Filed.   Purchaser and its representatives shall have received and satisfactorily reviewed evidence that the Company has filed and received the Merger Certificate with all applicable state agencies.

7.10

Outstanding Shares.  The Company shall have no more than 355,978 shares of its capital stock issued and outstanding and no more than 80,000 shares underlying convertible securities which are in the form of convertible notes held by certain lenders that are convertible into common stock of the Company at a rate of $0.50 per share.

7.11

Dissenters Rights.  The Company shall have offered to all eligible shareholders dissenters rights in accordance with N.Y.B.C.L.  Company shall have made provision for the payment of any amounts due to dissenting shareholder under N.Y.B.C.L.  Purchaser shall have determined, in its sole discretion, that the number of shareholders electing to receive cash under N.Y.B.C.L. is not so many as to have a material adverse effect on the Company or on Purchaser.

8.

Conditions Precedent to Obligations of the Company and the Shareholders.  Each and every obligation of the Company and the Shareholders to be performed on the closing date shall be subject to the satisfaction (or written waiver by the Company and the Shareholders, in their sole discretion) prior thereto of the following conditions:

8.1

Truth of Representations and Warranties.  The representations and warranties made by the Purchaser in this Agreement or given on its behalf hereunder shall be true and correct in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date, except for those representations and warranties that are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects.

8.2

No Material Adverse Change.  As of the closing date there shall not have occurred any material adverse change to the assets, liabilities, properties, businesses or affairs of Purchaser, or any change which materially impairs the ability of the Purchaser to conduct its business.

8.3

Accuracy of Financial Statements.  The Company and Shareholders shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Purchaser furnished to the Company herewith.

8.4

Outstanding Shares.  Purchaser shall have no more than 100,000 shares of its capital stock issued and outstanding.

8.5

Management Plan.  The Purchaser and the Shareholder shall have agreed to arrangements satisfactory to the Shareholders in their sole discretion, regarding the management of the Purchaser and the election of directors and officers of the Purchaser after the closing.

8.6

Conduct of Purchaser’s Business Before Closing. Between the date of this Agreement and Closing, Purchaser

(a)

shall have conducted its business in the ordinary course of business; shall have maintained all insurance coverages;

(b)

shall have entered into, amended, or terminated no contract without the prior written approval of Company;

(c)

shall have issued, sold, redeemed, or purchased, or agreed to issue, sell, redeem or purchase, no shares of its capital stock or any other security, nor of any subsidiary or any other person except common stock issued for the reduction of debt on the books of the Purchaser;

(d)

shall have become a party to no legal, administrative or arbitration proceedings of any sort whatever.

(e)

shall as required by applicable SEC regulations, Purchaser shall prepare and file any and all filings with the SEC to provide full and complete disclosure to the SEC, the Purchaser’s and the general public.

8.7

Financing Activities.  If Purchaser or any person on behalf of Purchaser shall engage in any activities relating to raising money from the sale of equity securities or any other investment, then any such funds shall be strictly segregated and held by a third party in an escrow account, in order that such funds shall be returned to any such investors promptly and in full in case this Agreement is terminated prior to the Effective Date. Any violation of the conditions of this Section 6.10 shall be a condition excusing Company from closing the transaction, and a cause for Company to terminate this Agreement.

9.

Securities Act Provisions.

9.1

Restrictions on Disposition of Shares.  Each of the Shareholders, individually and not jointly, covenants and warrants that the shares to be received hereunder are acquired for his or her own account and not with the present view towards the distribution thereof and will not dispose of such shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel, in form reasonably acceptable to Purchaser, is exempt from registration under the Securities Act or the rules and regulations of the SEC thereunder.  In order to effectuate the covenants of this sub-section 8.1., an appropriate endorsement will be placed upon each of the certificates of common stock of the Purchaser at the time of distribution of such shares by the Company pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

9.2

Evidence of Compliance with Security Act Provisions.  Each of the Shareholders, individually and not jointly, agrees to supply Purchaser with an executed original copy of an Investment letter (Exhibit A) evidencing their understanding and agreement with the Security Act Provision of this Section as required by sub-section 5.7 of this Agreement.

9.3

Notice of Limitation Upon Disposition.  Each of the Company’s shareholder shall be sent a notice making them  aware that the shares to be distributed to him hereunder will not have been registered pursuant to the Securities Act; and, therefore, under current interpretations and applicable rules, he will have to retain such shares for a period of at least one year and at the expiration of such one year period from the closing date, his sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the Purchaser is current in its filings with the SEC under the  Securities Exchange Act, or other public disclosure requirements, and the other limitations imposed thereby on the disposition of the Serino Shares.

10.

Closing.

10.1

Time and Place.  The closing of this transaction ("closing") shall take place at the office of Verdiramo & Verdiramo, P.A., on December 16, 2005, or at such other time and place as the parties hereto shall agree upon.  Such date is referred to in this agreement as the "closing date."

10.2

Documents To Be Delivered by the Company and Shareholders.  At the closing, the Company and Shareholders shall deliver to Purchaser the following documents:

10.2.1

Certificates for the number of shares of common stock of the Company in the manner and form required by sub-section 1.1. hereof.

10.2.2

Letters from a majority of Shareholders evidencing the taking of the shares in accordance with the provisions of section 7 and their understanding of the restrictions thereunder.

10.2.3

Certificates of Merger for filing with the Secretary of State of New York and the Treasurer of New Jersey.

10.2.4

Such other documents of transfer, certificates of authority and other documents as Purchaser may reasonably request.

10.2.5

Certification from the President of the Company that all of the conditions to closing contained in Section 5 have been complied with.

10.2.6

A copy of the Letter of Notification of Anti-Dilution Provisions executed by the management and board members of the Company will have been delivered to the Purchaser prior to or at closing.

10.3

Documents To Be Delivered by Purchaser.  At the closing Purchaser shall deliver to the Company and Shareholders the following documents:

10.3.1

Certificates for the number of shares of common stock of Purchaser as determined in sub-section 1.2. hereof.

10.3.2

Certificates of Merger for filing with the Secretary of State of New York and the Treasurer of New Jersey.

10.3.3

Such other documents of transfer, certificates of authority and other documents as the Company may reasonably request.

10.4

Further Assurances; Post-Closing Cooperation.

10.4.1

At any time or from time to time after the Closing, each of the Shareholders and the Company shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares listed in Schedule A to the Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and its assets and properties and Books and Records, and otherwise to cause each of the Shareholders and the Company to fulfill its obligations under this Agreement.

10.4.2

Following the Closing, the Company will afford Purchaser, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by Purchaser in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or (v) in connection with any actual or threatened Action or Proceeding.

10.4.3

If, in order properly to prepare its tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.

10.4.4

Anti-Dilution Rights:  For the twelve months following the Effective Date or until the Note is repaid, whichever time period is greater, the Company and the Purchaser agree that the Il Luminate  Shares shall contain full anti dilution rights and privileges, such that if any shares of the Surviving Corporation’s Common Stock are issued, in an amount that exceeds 3% of the total outstanding shares, within a 3 month period or if issuances exceed 5% in a 6 month period, and Richard Verdiramo voted against such dilution at such time as the dilution event was voted upon  of the Surviving Corporation through any form of registration, or if any options, warrants, conversion rights of the Surviving Corporation or other securities convertible or exchangeable into shares of the Surviving Corporation’s Common Stock are issued (including shares issued by the Surviving Corporation by reason of exercise of existing stock options prior to the date of this Agreement), or if any shares that were issued pursuant to an exemption from registration by the Surviving Corporation become eligible to have the legend removed under Rule 144 or Regulation S while any of the Il Luminate Shares are still held,  (a "Dilutive Event") the Surviving Corporation will, in accordance with the procedures set forth herein, issue to the holders of the Il Luminate Shares, or any transferee or assignee thereof or by virtue of the laws of descent or distribution, for no consideration, that number of shares of the Surviving Corporation’s Common Stock (the "Adjustment Shares") necessary to maintain their same aggregate percentage ownership of the Surviving Corporation.  The number of Adjustment Shares to be issued in the aggregate to the Il Luminate  Shareholders will be determined by the following formula:

No. Sh. Held by Il Luminate

  =

No. Sh. Held by Il Luminate + X

No. Sh. outst. before Dilutive Event

                      No. Sh. outst. after Dilutive Event + X

Where X = number of Adjustment Shares to be issued.

Following the occurrence of a Dilutive Event or any of the events outlined above, the Surviving Corporation will cause the transfer agent of its Common Stock to notify the Il Luminate Shareholders of the Dilutive Event and of their right to receive Adjustment Shares, and will forward to them with such notice a calculation and explanation of the adjustment.

These anti-dilution provisions shall apply in any consolidation of the Surviving Corporation with, or merger of it with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or an acquisition of any affiliated or nonaffiliated operating company provided that Richard Verdiramo voted against such Merger in a Board of Director meeting upon which such Merger was voted upon.

11.

Termination; Amendment; Waiver

This agreement can be terminated in writing by either the Purchaser or the Company pursuant to the provisions of this section 9 herein.

11.1.

Termination by Mutual Agreement.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, as defined in 2.1 above, by mutual written consent of FHP and Serino by action of their respective boards of directors.

11.2

Termination by FHP.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, if:

(a)

(i) any of Serino’s representations and warranties shall have been inaccurate as of the date of this Agreement, or (ii) if (A) any of Serino’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), and (B) such inaccuracy has not been cured by Serino within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination was given, or (iii) Serino’s representation and warranties with respect to its capitalization are inaccurate such that there are shares or rights to obtain shares outstanding in addition to those initially disclosed;

(b)

FHP due diligence examination of Serino and its assets and business reveals information that varies materially or adversely from the understanding upon which FHP agreed to proceed with the transactions contemplated by this Agreement, as determined by FHP in its reasonable discretion; or

(d)

since the date of this Agreement, Serino shall have suffered any material adverse effect on its financial condition, results of operations or business.

11.3

Termination by Serino.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after the approval of the Merger by FHP’s shareholders and Serino stockholders, by action of the Board of Directors of Serino, if:

(a)

(i) any of FHP’s representations and warranties shall have been inaccurate as of the date of this Agreement, or (ii) if (A) any of FHP’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), and (B) such inaccuracy has not been cured by FHP within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination was given; or

(b)

if, since the date of this Agreement, there shall have occurred any material adverse effect on the financial condition, results of operations or business of FHP.

11.4

Effect of Termination and Abandonment.  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this section 11, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agent, legal and financial advisors, or other representations); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this contract.

12.

Intellectual Property.  The Purchaser will after closing transfer the rights of the Intellectual Property referred to in this Agreement to the Purchaser from the Company or to transfer the Intellectual Property to a wholly owned subsidiary that the Purchaser may form at its sole discretion for the sole purpose of holding Intellectual Property Rights owned by the Purchaser. Regarding the Intellectual Property the Purchaser will take reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets.

13.

Indemnification.

13.1

Indemnification By Company. The Company shall defend, hold harmless, and indemnify Purchaser and its employees, officers, agents and affiliates against all liabilities, damages, losses, claims, judgments and expenses (including reasonable attorneys’ fees and related costs) arising from (i) any liabilities of Company arising on or prior to the closing date; or (ii) any breach of any of the covenants, agreements, warranties, or representations of the Company contained in this Agreement.

13.2

Indemnification by Purchaser. The Purchaser shall defend, hold harmless, and indemnify the Company and the Shareholders against all liabilities, damages, losses, claims, judgments and expenses (including reasonable attorneys' fees and related costs) arising out of (i) any liabilities of Purchaser arising on or prior to the closing date to the extent that all such liabilities exceed $5,000; or (ii) any breach of any of the covenants, agreements, warranties or representations of Purchaser contained in this Agreement.

13.3

Notice of Claim. Upon receipt of a third party claim or demand for which a party is entitled to indemnification, or in any other event where a party believes it is entitled to indemnification, such party (the “Indemnified Party”) shall (i) notify the party required to provide such indemnification (the “Indemnifying Party”) in writing of the nature of the claim and the names and addresses of the persons involved in or having an interest in such claim; (ii) furnish the Indemnifying Party with all documents and information within the possession, custody, or control of the Indemnified Party and relating to such claim; and (iii) cooperate with the Indemnifying Party should the Indemnifying Party choose to defend such claim pursuant to section 11.4.

13.4

Defense of Claim. Upon receipt of the notice described in section 12, the Indemnifying Party shall be entitled to exercise control of the defense and settlement of any third party claim giving rise to the claim to indemnification, provided that (i) such defense and settlement shall be at the sole cost and expense of the Indemnifying Party; (ii) the Indemnifying Party shall notify the Indemnified Party of its intention to assume control of the defense and settlement within a reasonable time (and in no event more than 30 days) following its receipt of the notice described in section 12; (iii) the Indemnifying Party shall be permitted to control the defense of the claim only if the Indemnifying Party is financially capable of such defense and engages the services of a qualified attorney, each in the reasonable judgment of the Indemnified Party; (iv) the Indemnifying Party shall not thereafter withdraw from control of such defense and settlement without giving reasonable advance notice to the Indemnified Party; (v) the Indemnified Party shall be entitled to participate in, but not control, such defense and settlement at its own cost and expense; (vi) before entering into any settlement of the claim, the Indemnifying Party shall be required to obtain the prior written approval of the Indemnified Party, which shall be not unreasonably withheld, if pursuant to or as a result of such settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or its assets or business; and (vii) the Indemnifying Party will not enter into any settlement of any such claim without the prior written consent of the Indemnified Party, unless the Indemnifying Party agrees to be liable for any amounts to be paid to the third party pursuant to such settlement and satisfies to the reasonable satisfaction of the Indemnified Party its ability to satisfy such liability.

13.5

Interest. Upon final determination of the amount and liability for any claim under this section, whether by judgment of any court or agreement between the parties, the responsible party shall pay the amount necessary to fully discharge such claim within ten (10) days. Any amounts not paid during such period shall bear interest at an annual rate equal to two percent (2%) above the highest federal prime rate of interest in the US published in The Wall Street Journal from time to time.

14.

Notices.  Any notice or document required or permitted to be given under this Agreement shall be deemed to be given on the date such notice is (i) deposited in the United States mail, postage prepaid, certified mail, return receipt requested, (ii) deposited with a commercial overnight delivery service with delivery fees paid, or (iii) transmitted by facsimile or electronic mail with transmission acknowledgment, to the following addresses or such other address or addresses as the parties may designate from time to time by notice satisfactory under this section:

Company	280 Madison Avenue Suite 1005 New York, New York 10016
Purchaser	3163 Kennedy Blvd. Jersey City, NJ 07036

15.

Governing Law.  This Agreement shall be governed by the internal laws of New Jersey without giving effect to the principles of conflicts of laws. Each party hereby consents to the personal jurisdiction of the Federal or New Jersey courts located in Hudson County, New Jersey, and agrees that all disputes arising from this Agreement shall be prosecuted in such courts. Each party hereby agrees that any such court shall have in personam jurisdiction over such party and consents to service of process by notice sent by regular mail to the address set forth above and/or by any means authorized by New Jersey law.

16.

Assignment.  This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party of parties, which consent may be unreasonably withheld in the sole discretion of the other party.

17.

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

18.

Language Construction. The language of this Agreement shall be construed in accordance with its fair meaning and not for or against any party. The parties acknowledge that each party and its counsel have reviewed and had the opportunity to participate in the drafting of this Agreement and, accordingly, that the rule of construction that would resolve ambiguities in favor of non-drafting parties shall not apply to the interpretation of this Agreement.

19.

Partial Invalidity.  If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to person or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

20.

No Other Agreements.  This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

21.

Survival of Covenants, Etc.  All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

22.

Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

23.

Amendment.  This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

24.

Headings.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

25.

Counterparts/Facsimile.  This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument, provided that Purchaser shall have no obligations hereunder until all Shareholders have become signatories hereto.  An original signature transmitted by facsimile shall be deemed to be original for purposes of this Agreement.

THE BALANCE OF THIS PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto executed the foregoing Agreement and Plan of Acquisition as of the day and year first above written.

SCHEDULE "A"

Selling Shareholders of the Company

Name	Date	Number of Shares
Michael Jordan Friedman	Since Inception	115,000
Robert C. Willis	Since Inception	100,000
Marcia Roberts	Since Inception	81,667
Jay Odintz	Since Inception	10,000
Robert Guerra	Since Inception	6,667
Jenny Carter	Since Inception	3,334
Larry Kremer	02/2004	1,667
Karen Barben	02/2004	834
Bob Shivers	02/2004	834
Joe Levy	07/2004	1,667
Steven Rappaport	07/2004	1,667
Dom Cingari	03/2004	13,334
Salvatore J. Cingari	07/2005	1,667
Joseph Cingari	07/2005	834
Roman Mayer	07/2005	100
Sarah Dumbrille	07/2005	67
Will Mansour	11/2004	1,300
Nick Paonessa	07/2005	334
Mark Faverman	11/2004	1,667
Steven Friedman	Since Inception	3,334
Linda Willis	Since Inception	3,334
Rebecca Willis	Since Inception	3,334
Ned Visser	09/2005	834
Peter Lobel	09/2005	834
Harry Topalian	09/2005	834
Joseph Ackilli	09/2005	834
		355,978

SCHEDULE "B"

COMPANY’S DISCLOSURE SCHEDULE

___________________________________

INTELLECTUAL PROPERTY

CONTRACTS

LICENSES

INSURANCE

ACCOUNTS AND INVESTMENTS ASSETS

SCHEDULE "C"

PURCHASER’S DISCLOSURE SCHEDULE

___________________________________

INTELLECTUAL PROPERTY

CONTRACTS

INSURANCE

ACCOUNTS AND INVESTMENTS ASSETS

EXHIBIT A

FORM OF INVESTMENT LETTER

___________________________________

December 16, 2005

SERINO 1, Corp.

Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of Fresh Harvest Products, Inc., a New York corporation, ("FHP”), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Acquisition (the "Agreement"), between Fresh Harvest Products, Inc. a New York Corporation ("FHP" or the "Company") and PURCHASER, dated __________, 2005, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of the FHP (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

1.

The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

2.

The undersigned warrants full authority to deposit all shares referred to above and the Purchaser will acquire a good and unencumbered title thereto.

3.

The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

4.

By execution hereof, the undersigned hereby confirms that the PURCHASER’S common stock to be received in exchange for FHP common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

5.

The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as the undersigned by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available.  In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares to be issued to shareholders that the Securities are "restricted securities" under the 1933 Act. To this end, the undersigned acknowledges that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

The undersigned understands that the foregoing legend on his/her its certificate for the Common Shares limits their value, including their value as collateral.

____________________, 2005

In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated:  ______________, 2005

Very truly yours,

-----------------------------------------------

-----------------------------------------------

(signature)

        (street address)

-----------------------------------------------

-----------------------------------------------

                  (print name in full)

         (city, state, zip)

-----------------------------------------------

               (social security number or

          employer identification number)

EXHIBIT B

LETTER OF NOTIFICATION OF ANTI-DILUTION PROVISIONS

_______________________

Fresh Harvest Products, Inc.

280 Madison Ave

Suite 1005

New York, NY 10016

T 212.889.5904 F 212.889.5731

www.freshharvestproducts.com

December 16, 2005

Dear Shareholder of Fresh Harvest Products, Inc.,

In anticipation of SERINO 1, Corp. (“SERINO”) completing its acquisition of Fresh Harvest Products, Inc. (“FHP”), FHP  is required by the Acquisition Agreement to obtain an executed copy of this notification explaining certain Anti-Dilution Rights enjoyed by certain shareholders of SERINO from each and everyone of its shareholders.

These shares are hereafter referred to as the “Il Luminate Shares”.  The Il Luminate  Shares carry with them certain Anti-Dilution Rights which are more fully described below.  After carefully reviewing the material presented in this notification below, please sign the enclosed copy and forward same to our office prior to December 30, 2005.

Anti-Dilution Rights.

10..1.

Anti-Dilution Rights:  For the twelve months following the Effective Date or until the note is repaid whichever time period is greater, the Company and the Purchaser agree that the Il Luminate  Shares shall contain full anti dilution rights and privileges, such that if any shares of the Surviving Corporation’s Common Stock are issued, in an amount that exceeds 3% of the total outstanding shares, within a 3 month period or if issuances exceed 5% in a 6 month period, and Richard Verdiramo voted against such dilution at such time as the dilution event was voted upon, of the Surviving Corporation through any form of registration, or if any options, warrants, conversion rights of the Surviving Corporation or other securities convertible or exchangeable into shares of the Surviving Corporation’s Common Stock are issued (including shares issued by the Surviving Corporation by reason of exercise of existing stock options prior to the date of this Agreement), or if any shares that were issued pursuant to an exemption from registration by the Surviving Corporation become eligible to have the legend removed under Rule 144 or Regulation S while any of the Il Luminate Shares are still held,  (a "Dilutive Event") the Surviving Corporation will, in accordance with the procedures set forth herein, issue to the holders of the Il Luminate Shares, or any transferee or assignee thereof or by virtue of the laws of descent or distribution, for no consideration, that number of shares of the Surviving Corporation’s Common Stock (the "Adjustment Shares") necessary to maintain their same aggregate percentage ownership of the Surviving Corporation.  The number of Adjustment Shares to be issued in the aggregate to the Il Luminate  Shareholders will be determined by the following formula:

No. Sh. Held by Il Luminate

  =

No. Sh. Held by Il Luminate + X

No. Sh. outst. before Dilutive Event

                      No. Sh. outst. after Dilutive Event + X

Where X = number of Adjustment Shares to be issued.

Following the occurrence of a Dilutive Event or any of the events outlined above, the Surviving Corporation will cause the transfer agent of its Common Stock to notify the Il Luminate Shareholders of the Dilutive Event and of their right to receive Adjustment Shares, and will forward to them with such notice a calculation and explanation of the adjustment.

These anti-dilution provisions shall apply in any consolidation of the Surviving Corporation with, or merger of it with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or an acquisition of any other affiliated or nonaffiliated operating company provided that Richard Verdiramo voted against such Merger in a Board of Director meeting upon which such Merger was voted upon.

Thank you for your prompt attention to the foregoing,

Sincerely,

Fresh Harvest Products, Inc.

Michael Jordan Friedman

President